Exhibit 4.352

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 140769 dated April 28, 2016

For Rendering

Telematic services

This License is granted to

Limited Liability Company

Kvartal Plus (Zelenaya Tochka Group)

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1062635021888

Tax Identification Number (TIN)

2635086460

Location address (place of residence):

111, 50let VLKSM str., Stavropol, Stavropol region, 355011

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until April 28, 2021.

This License is granted by decision of the licensing body - Order dated February 20, 2016 No. 66-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ O.A. Ivanov

Stamp here
Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE
OF COMMUNICATIONS, INFORMATION TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296

CN 077649